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                                                                    Exhibit 23.1

     CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-47928) of Oplink Communications, Inc. of our report dated July 31, 2001, except for Note 13, as to which the date is September 26, 2001 relating to the financial statements of Oplink Communications, Inc., which appears in this Form 10-K. We also consent to the incorporation by reference of our report dated July 31, 2001 relating to the financial statement schedule, which appears in this Form 10-K.

PricewaterhouseCoopers LLP

San Jose, California
September 28, 2001